EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on September 9, 2016

Please detach at perforation before mailing.

PROXY     CALVERT VARIABLE PRODUCTS, INC. PROXY
JOINT SPECIAL MEETING OF SHAREHOLDERS to be held September 9, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned, revoking previous proxies, hereby appoint(s) Andrew K. Niebler, Esq. and Robert D. Benson, Esq. and each of them, separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote at the Joint Special Meeting of Shareholders of Calvert VP SRI Large Cap Core Portfolio and Calvert VP Natural Resources Portfolio, each a series of Calvert Variable Products, Inc., to be held in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, September 9, 2016, at 9:00 a.m. Eastern Time, and at any adjournment thereof (the “Meeting”) as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting.

Receipt of the Notice of Joint Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement is hereby acknowledged. IF NO SPECIFICATIONS ARE MADE FOR THE PROPOSAL(S), THIS PROXY WILL BE VOTED FOR THE PROPOSAL(S).

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date CAL_27655_031716

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the
Joint Special Meeting of Shareholders to Be Held on September 9, 2016
The Prospectus/Proxy Statement for this meeting are available at: https://www.proxy-direct.com/cal-27655

FUNDS    FUNDS
Calvert VP SRI Large Cap Core Portfolio         Calvert VP Natural Resources Portfolio

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal(s):

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ☐

1.
FOR SHAREHOLDERS OF CALVERT VP SRI LARGE CAP CORE PORTFOLIO ONLY: To approve a proposed Agreement and Plan of Reorganization (the “Reorganization Plan”), providing for the transfer of all of the assets of Calvert VP SRI Large Cap Core Portfolio to the Calvert VP S&P 500 Index Portfolio, each a series of Calvert Variable Products, Inc., in exchange for shares of Calvert VP S&P 500 Index Portfolio and the assumption by Calvert VP S&P 500 Index Portfolio of the liabilities of Calvert VP SRI Large Cap Core Portfolio. The Reorganization Plan also provides for the distribution of these Calvert VP S&P 500 Index Portfolio shares to the holders of the shares of Calvert VP SRI Large Cap Core Portfolio in liquidation and subsequent termination of Calvert VP SRI Large Cap Core Portfolio.

FOR AGAINST ABSTAIN
Calvert VP SRI Large Cap Core Portfolio     ☐    ☐    ☐

2.
FOR SHAREHOLDERS OF CALVERT VP NATURAL RESOURCES ONLY: To approve a proposed Agreement and Plan of Reorganization (the “Reorganization Plan”), providing for the transfer of all of the assets of Calvert VP Natural Resources Portfolio to the Calvert VP Russell 2000 Small Cap Index Portfolio Portfolio, each a series of Calvert Variable Products, Inc., in exchange for Class I shares of Calvert VP Russell 2000 Small Cap Index Portfolio and the assumption by Calvert VP Russell 2000 Small Cap Index Portfolio of the liabilities of Calvert VP Natural Resources Portfolio. The Reorganization Plan also provides for the distribution of these Calvert VP Russell 2000 Small Cap Index Portfolio shares to the holders of Calvert VP Natural Resources Portfolio in liquidation and subsequent termination of Calvert VP Natural Resources Portfolio.

FOR AGAINST ABSTAIN
Calvert VP Natural Resources Portfolio    ☐    ☐    ☐

3.    To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
CAL_27655_031716